EXHIBIT 5





                      ARNALL GOLDEN & GREGORY, LLP
                            2800 One Atlantic Center
                        1201 West Peachtree Street, N.W.
                           Atlanta, Georgia 30309-3450



                                                             (404) 873-8500

                                                             (404) 873-8501
                                  July 12, 2000

    Buckhead America Corporation
    7000 Central parkway, Suite 850
    Atlanta, Georgia  30328

             Re:     Registration Statement on Form S-8

    Ladies and Gentlemen:

             This opinion is rendered in connection with the proposed issue and sale by Buckhead America Corporation, a Delaware corporation (the "Company"), of up to 90,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's 2000 Employee Stock Option Plan (the "Plan"). We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

             In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when sold in the manner contemplated by the Plan, upon receipt by the Company of payment in full therefor as provided therein, assuming such payment per share is greater than or equal to $.01, and upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.

             We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                             Sincerely,


                                             /s/ ARNALL GOLDEN & GREGORY, LLP
                                             --------------------------------
                                             ARNALL GOLDEN & GREGORY, LLP